PROMISSORY NOTE

$ Set forth on the Borrowing Annex Dated: As set forth on the Borrowing Annex (the “Effective Date”)

FOR VALUE RECEIVED, the undersigned, US Digital Mining and Hosting Co_, a _Florida_ (“Borrower”), hereby promises to pay to ChainFi Inc. (d/b/a Arch Lending) (“Noteholder”), the principal sum for each borrowing as set forth on the applicable Borrowing Annex to be attached hereto (the “Principal Amount”), in USDC stablecoin (“USDC”), together with interest thereon, in accordance with the terms of this Promissory Note (this “Note”).

1.
Payments.
(a)
Maturity Date. Subject to the other provisions hereof, the entire outstanding Principal Amount for each borrowing and all accrued and unpaid interest thereon shall be due and payable in full no later than 5:00 p.m. Eastern Time on the date that is one (1) calendar day after the Maturity Date for such borrowing, as set forth on the applicable Borrowing Annex, or upon the earlier maturity hereof, whether by acceleration or otherwise (the “Maturity Date”), without the requirement for any demand for repayment by Noteholder. Amounts repaid may not be reborrowed.
(b)
Voluntary Prepayment. Borrower shall have the right to voluntarily prepay the outstanding Principal Amount for an applicable borrowing, in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayment shall be made together with payment of interest accrued on the portion of the Principal Amount for the borrowing being prepaid through the date of such prepayment. Any prepayments under this Note shall be applied first to accrued and unpaid interest and then to reduce the outstanding Principal Amount for the applicable borrowing being repaid.
2.
Interest.
(a)
Interest Rate. The unpaid Principal Amount for a borrowing shall bear interest from the Effective Date until the Maturity Date at a rate per annum equal to the applicable short-term Applicable Federal Rate published by the Internal Revenue Service under Section 1274(d) of the Internal Revenue Code of 1986, as amended, in effect on the Effective Date for such borrowing (the minimum federal rate required to avoid imputed interest). Interest shall be payable on the Maturity Date. Unless otherwise expressly set forth in this Note, interest shall be computed and payable based on the number of days elapsed and a 360-day year.
(b)
Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding Principal Amount and, to the extent permitted by applicable law, all accrued and unpaid interest and any other amounts then due and payable hereunder, shall bear interest at a rate per annum equal to 15% (the “Default Rate”), payable on demand. Interest at the Default Rate shall accrue from the date of the applicable Event of Default until such Event of Default is cured or waived in writing by Noteholder, and shall in no event exceed the Maximum Rate.
(c)
Interest Rate Limitation. Regardless of any provisions contained in this Note, Noteholder shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note, any amount in excess of the Maximum Rate, and, in the event Noteholder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid Principal Amount for an applicable borrowing, and, if such Principal Amount is paid in full, then any remaining excess shall be paid to Borrower. As used herein, “Maximum Rate” means the maximum lawful rate of interest which may be contracted for, charged, taken, received, or reserved by Noteholder in accordance with the applicable laws of the State of

Delaware (or applicable United States federal law to the extent that such law permits Noteholder to contract for, charge, take, receive, or reserve a greater amount of interest than under Delaware law), taking into account all charges made in connection with the transaction evidenced by this Note.

3.
Use of Proceeds. The proceeds of the borrowings hereunder shall be funded by Noteholder directly to Galaxy Digital (“Galaxy Digital”) in full satisfaction of Borrower’s outstanding loan with Galaxy Digital.
4.
Conditions Precedent. The obligation of Noteholder to make any borrowing hereunder is subject to the satisfaction (or written waiver by Noteholder) of each of the following conditions precedent on or prior to the Effective Date for such borrowing:
(a)
Noteholder shall have received this Note, duly executed and delivered by Borrower, together with a completed and executed Borrowing Annex for such borrowing.
(b)
Noteholder shall have received a closing certificate of Borrower, dated as of the Effective Date and executed by a duly authorized officer of Borrower, certifying as to and attaching: (i) Borrower’s organizational documents (including its certificate of incorporation and bylaws), each as in effect on the Effective Date;

(ii) resolutions of the board of directors (or other governing body) of Borrower authorizing the execution, delivery and performance of this Note and the transactions contemplated hereby; (iii) an incumbency certificate identifying by name and title, and bearing the specimen signatures of, the officers of Borrower authorized to execute and deliver this Note and any related documents on behalf of Borrower; and (iv) a certificate of good standing (or equivalent) of Borrower from its jurisdiction of organization, dated reasonably close to the Effective Date.

(c)
Noteholder shall have received satisfactory evidence (including, if requested, a payoff letter or wire instructions from Galaxy Digital) of the amount required to satisfy in full Borrower’s outstanding loan with Galaxy Digital, together with Borrower’s irrevocable direction to fund the proceeds of the borrowing directly to Galaxy Digital in accordance with Section 3.
(d)
Borrower shall have provided Noteholder with a valid USDC wallet address at Galaxy Digital (or other delivery instructions reasonably acceptable to Noteholder) for the receipt of the proceeds, and Noteholder shall have completed all customer due diligence, know-your-customer, anti-money-laundering, and sanctions screening required by Noteholder’s policies and applicable law.
(e)
The representations and warranties of Borrower set forth in this Note shall be true and correct in all material respects as of the Effective Date, and no Event of Default (or event that, with the giving of notice or passage of time, or both, would constitute an Event of Default) shall have occurred and be continuing or would result from such borrowing.
5.
Default.
(a)
Event of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur and be continuing: (i) this Note shall cease to be the legal, valid, binding agreement enforceable against Borrower in accordance with its terms or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the rights, titles, interests, remedies, powers, or privileges intended to be created thereby; (ii) Borrower shall (A) apply for or consent to the appointment of a receiver, trustee, intervenor, custodian, or liquidator of itself or of all or a substantial part of its assets, (B) be adjudicated a bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due or (C) file a petition or answer seeking an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws,

(iii) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority appointing a receiver, trustee, intervenor, or liquidator of Borrower, or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of 60 days; (iv) Borrower shall fail to pay when due any principal of, or interest upon, this Note;

(v) any representation or warranty made by Borrower herein shall be untrue or inaccurate in any material respect or (vi) default shall occur in the performance of any of the covenants or agreements of Borrower contained herein and such default shall remain unremedied for a period of five (5) calendar days;

(b)
Remedies. Upon the occurrence of any Event of Default hereunder, the holder hereof may, at its option: (i) upon notice to Borrower, declare the entire unpaid balance of principal of and accrued interest upon this Note to be immediately due and payable; (ii) reduce any claim to judgment; and

(iii) pursue and enforce any of Noteholder’s rights and remedies available pursuant to this Note or any applicable law. Upon the occurrence of any event described in clause (ii) or (iii) of Section 5(a), the obligations of Noteholder hereunder shall automatically terminate and the aggregate unpaid Principal Amount and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Noteholder.

6.
Borrower Representations and Warranties. Borrower represents and warrants to Noteholder that the execution, delivery, and performance by Borrower of this Note does not conflict with or result in any breach or contravention of, or the creation of any lien under or require any payment to be made under (a) any contractual obligation to which Borrower is a party or affecting Borrower or the properties of Borrower or (b) any order, injunction, writ, or decree of any governmental authority or any arbitral award to which Borrower or its property is subject.
7.
Miscellaneous.
(a)
Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to the address listed below for Noteholder and on the signature page hereto for Borrower, or to such other address as such a party may from time to time specify in writing.

Noteholder Address:

ChainFi, Inc (dba Arch Lending) 595 Broadway, 4th Floor

New York, NY 10012

(b)
Amendments. No amendment or waiver of any provision of this Note, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by Noteholder and Borrower.
(c)
Entire Agreement. This Note embodies the final, entire agreement of Borrower and Noteholder and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of Borrower and Noteholder. There are no oral agreements between Borrower and Noteholder regarding the subject of this Note and any Borrowing Annex.

(d)
Governing Law. This Note is being executed and delivered and is intended to be performed in the State of New York. This Note and all issues and claims arising in connection with or relating to this Note, including but without limitation, all contract, tort, equity, or other claims or counterclaims shall be governed and construed in accordance with the laws of the State of New York (without consideration of its conflicts of laws rules) and the applicable laws of the United States of America.
(e)
Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.
(f)
Successors and Assigns. This Note may not be assigned or transferred by Noteholder except by operation of law.
(g)
Full Recourse. Notwithstanding anything to the contrary contained herein, all obligations of Borrower under this Note are full recourse obligations of Borrower, and Noteholder shall have full recourse to Borrower and all of Borrower’s assets for the payment and performance of such obligations.
(h)
Taxes; Gross-Up. Any and all payments by or on account of any obligation of Borrower under this Note shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (including any interest, additions to tax, or penalties applicable thereto) imposed by any Canadian, U.S. federal, state, provincial, local, or other governmental authority (collectively, “Taxes”), excluding Taxes imposed on or measured by Noteholder’s net income and franchise taxes imposed on it (“Excluded Taxes”). If Borrower is required by applicable law to deduct or withhold any Taxes (other than Excluded Taxes) from any such payment, then (i) the sum payable by Borrower shall be increased as necessary so that, after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section), Noteholder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) Borrower shall make such deductions or withholdings, and (iii) Borrower shall timely pay the full amount deducted or withheld to the relevant governmental authority in accordance with applicable law and shall promptly furnish to Noteholder the original or a certified copy of a receipt evidencing such payment. Borrower shall indemnify Noteholder, within 10 days after written demand therefor, for the full amount of any Taxes (other than Excluded Taxes) paid by Noteholder on or with respect to any payment by or on account of any obligation of Borrower hereunder.
(i)
Submission to Jurisdiction; Waiver of Jury Trial. Each of Borrower and Noteholder irrevocably and unconditionally (i) submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, (ii) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any defense of inconvenient forum to the maintenance of such action or proceeding, and (iv) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT

IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY).

(j)
Judgment Currency. Borrower’s obligations hereunder to make payments in USDC (or, if applicable, U.S. Dollars) (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency, except to the extent that such tender or recovery results in the effective receipt by Noteholder of the full amount of the Obligation Currency expressed to be payable hereunder. If, for the purpose of obtaining or enforcing judgment in any court, it becomes necessary to convert any amount due hereunder in the Obligation Currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, Noteholder could purchase the Obligation Currency with such other currency on the business day preceding the day on which final judgment is given. Borrower agrees that its obligation in respect of any sum due to Noteholder hereunder shall, notwithstanding any judgment in another currency, be discharged only to the extent that, on the business day following receipt by Noteholder of any sum adjudged to be so due in such other currency, Noteholder may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If the amount of the Obligation Currency so purchased is less than the sum originally due to Noteholder in the Obligation Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Noteholder against such loss.

[Signature Page Follows]

BORROWER:

Signature Page to Promissory Note

IN WITNESS WHEREOF, Borrower has executed this Note as of the Effective Date.

By: US Digital Mining and Hosting Co Name: Richard Russel

Title: CFO

Borrower Address: 1200 E Platt St Tampa, FL

Signature Page to Promissory Note

Borrowing Annex No.[1]

Effective Date for applicable borrowing	Principal Amount	Interest Rate	Maturity Date
July 27, 2026	USD $11,005,502.75	Short-Term AFR	July 31, 2026